UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DISCOVER FINANCIAL SERVICES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

January 28, 2025

Dear Fellow Stockholder:

We have previously sent you proxy material for the important special meeting of stockholders of Discover Financial Services on February 18, 2025, in connection with the proposed merger with Capital One Financial Corporation. Your Board of Directors unanimously recommends that you vote FOR the merger and related proposals.

Please note that failing to vote will have the same effect as a vote against the merger proposal; therefore, your vote is very important. If you have not already done so, please vote TODAY via the Internet, telephone, or by signing, dating, and returning the enclosed proxy card in the envelope provided. If you received this letter by email, you may simply click on the “VOTE NOW” link provided in the email.

On behalf of Discover Financial Services, thank you for your support.

Sincerely,

Lachelle Koon

Corporate Secretary

YOUR VOTE IS IMPORTANT—PLEASE VOTE TODAY!

You can vote your shares via the Internet or by phone.

Please follow the easy instructions on the enclosed proxy card.

(If you received this letter by email, you may simply click on the “VOTE

NOW” link provided in the email.)

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED

(877) 687-1873 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Forward Looking Statements

Information in this communication, other than statements of historical facts, may constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, but are not limited to, statements related to the expected timing of each company’s respective special meeting of stockholders. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “targets,” “scheduled,” “plans,” “intends,” “goal,” “anticipates,” “expects,” “believes,” “forecasts,” “outlook,” “estimates,” “potential,” or “continue” or negatives of such terms or other comparable terminology. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Capital One Financial Corporation (“Capital One”) or Discover Financial Services (“Discover”) to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, the possibility that the requisite regulatory, stockholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement. Additional factors which could affect future results of Capital One and Discover can be found in Capital One’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and Discover’s Annual Report on Form 10-K/A, Quarterly Reports on Form 10-Q and Form 10-Q/A, and Current Reports on Form 8-K (and any amendments to those documents), in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. Capital One and Discover disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

Important Information About the Transaction and Where to Find It

Capital One has filed a registration statement on Form S-4 (No. 333-278812) with the SEC, which became effective on January 6, 2025, to register the shares of Capital One’s common stock that will be issued to Discover stockholders in connection with the proposed transaction. The registration statement includes a joint proxy statement of Capital One and Discover that also constitutes a prospectus of Capital One. The definitive joint proxy statement/prospectus has been sent to the stockholders of each of Discover and Capital One in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Discover or Capital One through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Discover or Capital One at:

Discover Financial Services	Capital One Financial Corporation
2500 Lake Cook Road	1680 Capital One Drive
Riverwoods, IL 60015	McLean, VA 22102
Attention: Investor Relations	Attention: Investor Relations
investorrelations@discover.com	investorrelations@capitalone.com
(224) 405-4555	(703) 720-1000

Before making any voting or investment decision, investors and security holders of Discover and Capital One are urged to read carefully the entire registration statement and joint proxy statement/prospectus, because they contain important information about the proposed transaction. Free copies of these documents may be obtained as described above.

Participants in Solicitation

Discover, Capital One and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of each of Discover and Capital One in connection with the transaction. Information regarding the directors and executive officers of Discover and Capital One and other persons who may be deemed participants in the solicitation of the stockholders of Discover or of Capital One in connection with the transaction are included in the joint proxy statement/prospectus related to the proposed transaction, which was filed by Capital One with the SEC. Information about the directors and executive officers of Discover and their ownership of Discover common stock can also be found in Discover’s definitive proxy statement in connection with its 2024 annual meeting of stockholders, as filed with the SEC on March 15, 2024, as supplemented by Discover’s proxy statement supplement, as filed with the SEC on April 2, 2024, and other documents subsequently filed by Discover with the SEC. Information about the directors and executive officers of Capital One and their ownership of Capital One common stock can also be found in Capital One’s definitive proxy statement in connection with its 2024 annual meeting of stockholders, as filed with the SEC on March 20, 2024, and other documents subsequently filed by Capital One with the SEC. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the proposed transaction filed with the SEC when they become available.